Exhibit 10.4

Equity Interest Pledge Agreement

This EQUITY INTEREST PLEDGE AGREEMENT (the “Agreement”) is executed in the Chaoyang District of Beijing, the People’s Republic of China, on the day of February 26, 2018, by the following parties.

Party A: Kuke Future International Technology (Beijing) Co., Ltd. (“WFOE” or “the Pledgee”)

Unified Social Credit Code: 91110105MA019CH24W

Address: Room 105, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

Party B:

1.                  Beijing Geligao Consulting Services Co., Ltd.

Unified Social Credit Code: 91110105062848234W

Legal Representative: He YU

Address: Room 208, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

2.                  Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership)

Unified Social Credit Code: 91320583060164613P

Managing Partner: Kunshan Maidun Hengfeng Equity Investment Management Enterprise()

Address: Room 5143 International Finance Building, No. 538 Shang Yin Road, Huaqiao Town

3.                  Tian LV

ID: 110102198212013314

Address: 1-402 Building 17, No.34 Fuwai Street, Xicheng District, Beijing

4.                  Jun MA

ID: 11010519630501181x

Address: 7-401 Building 10, Maizidian Street, Chaoyang District, Beijing

5.                  He YU

ID: 110108197306035737

Address: 2-301, Building 236, Huixinli, Chaoyang District, Beijing

6.                  Peixian TAN

ID: 110105198210254113

Address: No. 101, Unit 3, Building 1, North Lane, Nantaipingzhuang, Chaoyang District, Beijing, China

7.                  Xingping ZUO

ID: 110108196504140015

Address: No. 910, 60th Floor, North Li Shi Road, Xicheng District, Beijing, China

8.                  Rongtao JIANG

ID: 110104197703051612

Address: 501, West Gate 6, 9/F, Caiyuan Dongli, Xuanwu District, Beijing, China

9.                  Jianming JIN

ID: 310223195801100257

Address:No.723, Huaxin Yuan, Dafang Town, Baoshan District, Shanghai, China.

10.           Liwei LIANG

ID: 130423198510014018

Address: No.23 Xiaokang Road, Shazhuang Village, Yanzhaiying Township, Linzhang County, Handan City, Hebei Province, China.

11.           Liping QIU

ID: 110105196409258139

Address: No. 1602, Gate 1, Building 18, Anyuan District, Anhui Beili, Chaoyang District, Beijing, China.

12.           Wei ZHAO

ID: 11010119820721203X

Address: No. 1201, Gate 3, 1st Floor, Anwai Donghayan, Dongcheng District, Beijing, China

13.           Hua XING

ID: 110108196308012307

Address: No. 202, 4th Floor, Zone 7, No. 15A, Wanshou Road, Haidian District, Beijing, China.

14.           Yuanxin XIU

ID: 370883198208030423

Address: No. 1002, Unit 1, Building 7, No. 8, Zhongtancun Avenue, Changping District, Beijing, China

15.           Haoxuan DIAO

ID: 110102197705070427

Address: No.10, Gate 4, Building 2, No.45, Xihuangchenggen South Street, Xicheng District, Beijing, China.

16.           Dingfeng LIU

ID: 410526196311150140

Address: No. 102, Unit 3, Building 5A, Tanghekou Street, Huairou District, Beijing, China

17.           Hanqing HUANG

ID: 310102198308172827

Address: 175 Baidu Road, Huangpu District, Shanghai, China

18.           Zheng TU

ID: 330501197803270015

Address: Room 401, Building 51, East Baiyutan District, Longquan Street, Wuxing District, Huzhou City, Zhejiang Province, China.

Party B 1 through 18 above are collectively referred to as the “Pledgors”.

Party C: Beijing Kuke Music Co., Ltd. (“the target company”)

Unified Social Credit Code: 91110105717747136P

Address: Room 207, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

The foregoing Parties A, B and C shall be referred to in this Agreement individually as “Party” and collectively as the “Parties”.

WHEREAS:

1. The pledgors are registered shareholders of the target company, the pledgors hold in aggregate 100 per cent of the shares of the target company and the shareholding structure of the target company is shown in Annex I.

2. WFOE and the target company have simultaneously executed the Exclusive Consulting Service Agreement and the Exclusive Intellectual Property Rights Licensing Agreement as of the date of this Agreement.

3. The parties hereto have simultaneously executed the Powers of Attorney and the Exclusive Option Agreement as of the date hereof (this Agreement, the Exclusive Consulting Service Agreement, the Exclusive Intellectual Property Rights Licensing Agreement, the Powers of Attorney and the Exclusive Option Agreement are collectively referred to as the “Contractual Arrangements”).

4. The Pledgors agreed to pledge to WFOE a total of 100 per cent of the shares of the target company held by it to secure full performance of its contractual obligations (as defined in Article 1, Section 1); WFOE agreed to accept the pledge of shares of the target company provided by the Pledgors as security.

Accordingly, the parties agreed as follows.

Article 1  Pledges

1. The Pledgors agree to pledge to WFOE, in accordance with the terms and conditions of this Agreement, a total of 100% of the shares of the target company held by it (hereinafter referred to as the “Pledged Shares”) to secure the full performance of its contractual obligations. The term “Contractual Obligations” under this Agreement refers to all obligations and liabilities of the Pledgors and the target company under the Contractual Arrangements and the representations, undertakings and warranties made under the Contractual Arrangements.

2. The Pledged Shares are secured to the extent of (i) the full amount of the service fees due to WFOE under the Contractual Arrangements and interest thereon; (ii) the performance by the Pledgor of its other obligations under the Contractual Arrangements; and (iii) the performance by the Pledgor and/or the target company of all other liabilities, monetary obligations or other payment obligations owed by the Pledgor to the Pledgee arising out of or in connection with the Contractual Arrangements, including. (i) to (iii) above, collectively referred to as the “Secured Obligations”), but not limited to liquidated damages (if any), compensation, and expenses for the realization of the Pledged Shares (including but not limited to attorneys’ fees, arbitration fees, appraisal and auction of the Pledged Shares, etc.).

3. the Pledgors and the target company agree to record the Pledged Shares pledged under this Agreement in the Register of Shareholders of the target company and to transfer the original Register of Shareholders and the original Certificate of Contribution of the target company’s Shares to WFOE for safekeeping; in addition, the target company will not maintain any other Register of Shareholders.

4. the Pledgors and the target company shall complete the business registration as soon as possible after the signing of this Agreement, and if the pledge of shares cannot be registered within the time specified in this clause due to the PRC law, the parties shall use their best efforts to take all necessary means to complete the registration of the pledge of shares under this Agreement with the administration authorities for industry and commerce as soon as possible, and use their best efforts to maintain the registration of the pledge of shares continuously effective. The pledge of shares under this Agreement shall be created from the time the pledge is registered by the administration for industry and commerce.

5. During the validity of this Agreement, the pledgee shall not be liable for any reduction in the value of the pledged shares unless such reduction occurs due to the intentional or gross negligence of the pledgee, nor shall the pledgor be entitled to any form of recourse or claim against the pledgee.

Article 2  Exercise of the pledge

1. in the event of breach or non-performance of any contractual obligation, WFOE shall have the right to dispose of all or part of the pledged shares held by any shareholder of the target company (whether or not such shareholder is in breach of a contractual obligation) in accordance with the law, and shall be entitled to priority payment of the secured obligation out of the price received from the disposal of the pledged shares.

2. the WFOE shall give notice to all pledgors upon the exercise of the pledge rights. Subject to the provisions of Article 3, Section 2, WFOE may exercise the right to dispose of the Pledge at the same time as or at any time after giving notice in accordance with Article 3, Section 2.

3. the target company and the pledgors shall not hinder WFOE from exercising the pledge pursuant to the agreement in the preceding paragraph and shall actively provide all necessary assistance to WFOE for the successful exercise of the pledge.

4. if the price obtained from the disposal of the pledged shares according to Article 2, Section 1 is not sufficient to pay the entire secured obligation, the pledgor shall still be obliged to make up the difference in proportion to his shareholding in the target company; if the said price remains after the payment of the entire secured obligation as set out in Article 1, Section 2, it shall be returned to each of the pledgors in proportion to their shareholding in the target company.

Article 3  Proceeds and disposition of pledged shares

1. the parties agree that during the term of the Pledge, WFOE shall be entitled to receive all proceeds, if any, arising from the Pledged Shares, including but not limited to dividends, bonus and other proceeds arising from the Pledged Shares, and that the Pledgors shall pay such part of such amount into a bank account designated by WFOE in an appropriate manner that does not violate laws and regulations.

2. the parties agree that in the event of any Event of Default, then the Pledgee shall be entitled to exercise all of its rights and powers for remedies for breach of contract under the laws of the PRC, the Contractual Arrangements and the terms of this Agreement, including (but not limited to) auctioning or selling the Pledged Shares for priority payment, after giving the Pledgors written notice. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

3. the Pledgee shall have the right to designate in writing its attorney or other agent to exercise any or all of its rights and powers as aforesaid, to which the Pledgors shall not object.

4. the sums received by the Pledgee for the exercise of his rights and powers shall be disposed of in the following order: (1) payment of all expenses incurred in connection with the disposition of the Pledged Shares and the exercise by the Pledgee of his rights and powers (including payment of the honorarium of his attorneys and agents); (2) payment of taxes and fees due in connection with the disposition of the Pledged Shares; and (3) repayment to the Pledgee of the debt secured by the Pledgor.

5. if there is any balance after deduction of the above amounts, the pledgee shall return the balance to the pledgor or other person entitled to the amount under the relevant laws and regulations or withdraw the balance from the notary public in the pledgor’s place of residence (any expenses arising therefrom shall be borne entirely by the pledgor), in proportion to the pledgor’s shareholding in the target company.

6. the pledgee shall have the right to choose to exercise any remedy for breach of contract at the same time or successively, and the pledgee shall not be required to exercise any other remedy for breach of contract before exercising the right to auction or sell the pledged shares under this Agreement.

Article 4  Representations, warranties and undertakings

1. The Pledgors individually and jointly represent, warrant and undertake to WFOE that

(1) It has the authority to enter into this Agreement and to perform its obligations under this Agreement; it has granted its authorized representative the authority to sign this Agreement and the terms of this Agreement are legally binding on it from the effective date of this Agreement.

(2) The Pledged Shares are legally pledged and transferable, and the Pledgors are the legal holders of the Pledged Shares and are also registered shareholders of the target company and have the right to pledge the Pledged Shares to WFOE; there will be no legal or de facto impediment to WFOE exercising its pledge rights in the future.

(3) The target company is a limited liability company duly established and validly subsisting under the laws of the PRC. The registered capital of the target company is RMB16,213,275,000 and the entire registered capital of the target company has been paid up.

(4) Its execution, filing and performance of this Agreement; (i) will not conflict with, or violate the provisions of, (A) the respective business licenses, bylaws, permits, approvals from governmental authorities approving its formation, agreements relating to its formation or any other programmatic documents of the Pledgors, (B) any other laws and regulations to which it is bound, (C) any contract or other documents to which the Pledgor is jointly or severally party or by which it is bound or to which its assets are bound, (ii) other than the pledge of shares of the target company as agreed to herein, will not result in the creation of any encumbrance or other encumbrance of rights over the assets of the Pledgors or entitle any third party to place any encumbrance or encumbrance of rights over its assets, (iii) will not result in a Pledgor, jointly or severally, is a party to, or is bound by or whose assets are bound by, the termination or modification of the terms of any contract or other document to which it is a party or which gives rise to the right of any other third party to terminate or modify the terms of such document; and (iv) will not result in the suspension, revocation, impairment, forfeiture or failure to renew upon expiration of any approval, license, registration, etc., of any governmental authority applicable to it.

(5) Except as otherwise provided in the Contractual Arrangements, the Pledged Shares shall not be encumbered by any mortgage, pledge or other form of security, priority, legal encumbrance, property preservation measures, seizure, escrow, leasehold, option or other form of right (collectively, the “Encumbrances”) as of the date hereof and the Pledge hereunder shall constitute a first-order security interest in the Pledged Shares.

(6) Except with the prior written consent of WFOE, (i) the Pledged Shares may not be transferred or in any other way disposed of by the Pledgors; and all proposed transfers of the Pledged Shares by the Pledgors are void. The price received by the Pledgors from the transfer of the Pledged Shares shall be used in the first instance for the early settlement of the Secured Obligations to the Pledgee or for the withdrawal of the Pledgee from a third person agreed with the Pledgee. (ii) The Pledgors shall not create or permit the creation of any new pledge or any other security interest over the Pledged Shares and any pledge or any other security interest created in respect of the Pledged Shares, in whole or in part, without the prior written consent of the Pledgee shall be null and void. Except for the right of first refusal of the Pledgee under the Exclusive Option Agreement to purchase all the shares of the target company, no security interest or interest of a third party and any other restrictions will be created on the shares of the target company without the consent of the Pledgee.

(7) There are no pending or, to the Pledgor’s knowledge, threatened actions, proceedings or demands in any court or arbitral tribunal against the Pledgor, or its property, or the Pledged Shares, nor are there any pending or, to the Pledgor’s knowledge, threatened actions, proceedings or demands in any governmental agency or administrative body that would materially or adversely affect the Pledgor’s financial condition or its ability to perform its obligations and security obligations under this Agreement.

(8) WFOE shall not, without its prior written consent, do anything that causes or is likely to cause a reduction in the value of the Pledged Shares or jeopardize the validity of the Pledge under this Agreement. In the event of any appreciable diminution in the value of the Pledged Shares sufficient to jeopardize the rights of the Pledgee by reason of the Pledgors (individually or in whole), such Pledgor shall immediately notify WFOE and, upon the Pledgee’s reasonable request, provide other property satisfactory to the Pledgee as security and take such action as may be necessary to resolve such event or mitigate its adverse effects. In the event of such impairment, the Pledgee may at any time act on behalf of the Pledgors in the auction or sale of the Pledged Shares and agree with the Pledgors to apply the proceeds of the auction or sale to the early settlement of the Secured Debt or to withdraw the Pledgor’s shares from the Notary Public in the Pledgor’s locality (any expenses incurred thereby shall be borne entirely by the Pledgors). In addition, at the request of the pledgee, the pledgor shall provide other property as security. The Pledgors further warrants that, during the term of this Agreement, the operation of the target company complies in all material respects with the laws of the PRC and maintains the continued validity of the various business licenses and qualifications of the target company.

(9) Comply with and enforce the provisions of all laws and regulations relating to the Pledge of Rights, and upon receipt of any notice, order or recommendation issued or made by the relevant competent authority in respect of the Pledge, produce such notice, order or recommendation to WFOE within five days, and at the same time comply with such notice, order or recommendation, or make such objections and representations in respect of such matters as may be reasonably requested by or with the consent of WFOE.

(10) A pledgor may only transfer shares in the target company held by other pledgors or contribute to the additional registered capital of the target company with the prior written consent of the pledgee, and the shares transferred by the pledgor or the additional registered capital contributed to the target company are also pledged shares. After the transfer of shares by the pledgor or the completion of the capital increase to the target company, the pledgor and the target company shall be responsible for recording the pledge of the changed shares in the register of shareholders of the target company and registering the pledge of shares with the relevant industrial and commercial registration authorities.

(11) Notify WFOE in a timely manner of any event or notice received that may cause WFOE’s rights to the Shares or any part thereof to be affected, as well as any event or notice received that may affect the Pledgor’s change in any of the warranties, obligations, or any of the events created by this Agreement, and take all necessary measures to secure the Pledgee’s interest in the Pledged Shares as the Pledgee may reasonably request.

(12) If WFOE requires legal documents such as relevant certificates, permits and authorizations to dispose of the Pledged Shares in accordance with this Agreement, it shall unconditionally provide or ensure access to such documents and provide all facilities; the Pledgor guarantees that once the Pledged Shares are transferred to WFOE or its designated beneficiaries, the Pledgor and/or the target company will unconditionally perform all formalities required by law to enable WFOE or its designated beneficiaries to legally and validly acquire the shares of the target company, including but not limited to the issuance of relevant supporting documents, signing of share transfer agreements and other relevant documents.

(13) The Pledgors undertake to WFOE that it will observe and perform all warranties, promises, agreements, representations and conditions for the benefit of WFOE. In the event that the Pledgors fail to perform or does not fully perform its warranties, undertakings, agreements, representations and conditions, the Pledgors shall indemnify WFOE against all losses sustained by WFOE as a result thereof, in proportion to its shareholding in the target company.

(14) The Pledgor warrants to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all proper arrangements and execute all necessary documents to ensure that in the event of (i) a merger, demerger, dissolution, liquidation, cancellation and or (ii) a change in its controlling shareholder or general partner or beneficial owner, and (iii) a change in its controlling shareholder or general partner or beneficial owner, the Protagonist shall not be liable to pay any compensation to WFOE. ) In the event of other circumstances that may affect the exercise of its shares, its successors, liquidation group, creditors and other persons who may acquire shares or related rights as a result cannot affect or hinder the performance of this Agreement. Each Pledgor warrants to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all proper arrangements and execute all documents required to ensure the effective continuation of such Pledgor.

(15) In the event of a change in the controlling shareholder (or general partner) or effective controller of a particular Pledgor, the Pledgor shall obtain the prior consent of WFOE, provided that WFOE shall not withhold its consent if there is a change in the controlling shareholder (or general partner) or effective controller of the Pledgor and if both the controlling shareholder (or general partner) and the effective controller after the change are still “Chinese investors” as defined in the Draft Law of the People’s Republic of China on Foreign Investment and both agree in writing and undertake to cause the Pledgor to continue to perform this Agreement.

(16) In the event of a merger, demerger, dissolution, liquidation, petition for bankruptcy or cancellation of a particular Pledgor, such Pledgor shall obtain the prior consent of WFOE, except that WFOE shall not withhold its consent if the successors of such Pledgor remain “Chinese Investors” as defined in the Draft Law of the People’s Republic of China on Foreign Investment and each agrees in writing and undertakes to cause the Proposer to continue to perform under this Agreement.

(17) In the event of the death, divorce, bankruptcy, liquidation or other circumstances which may affect the exercise of a pledgor’s direct or indirect interest in shares in the target company, the performance of this Agreement shall not be prejudiced or hindered by the death, divorce, bankruptcy, liquidation or other circumstances which may affect the exercise of a pledgee’s direct or indirect interest in shares in the target company, by his spouse, heirs, liquidators or any other person/entity who has acquired a direct or indirect interest in shares or related interests as a result of such events.

2. the WFOE warrants that it will exercise the exclusive right to purchase under the Exclusive Right to Purchase Agreement as soon as possible on the date on which the PRC law allows foreign investors to directly or indirectly hold shares to operate the Kookie Music business, in order to enable the WFOE to directly operate the Kookie Music business or to directly hold shares in Kookie Music and to terminate the Contractual Arrangements.

Article 5  Entry into force and duration, lifting

1. this Agreement shall enter into force and remain in force and irrevocable as of the date of its execution by the parties and completion of the Contractual Arrangements and shall continue until all Contractual Arrangements other than this Agreement have been terminated or the secured contractual obligations, liabilities (including those arising from the breach of the Contractual Arrangements by the Pledgors and/or the target company) have been fully performed and the Secured Obligations have been fully discharged, or the Pledgor has been fully discharged in accordance with the Exclusive the completion of the exercise of the Share Purchase Right, the acquisition of all the shares of the target company (i.e. all the shares of the target company are shown to be registered in the name of WFOE and/or its nominated persons (including but not limited to WFOE and/or its directors, successors and liquidators) in the Commercial Register) or the completion of the exercise of the Asset Purchase Right in accordance with the Exclusive Option Agreement, the acquisition of the target company of all of its assets, the Pledgor and the target company shall take all actions to ensure the continued validity of the registration of the pledge of shares during this period. Any indulgence by the Pledgee for any default by the Pledgor or any delay by the Pledgee in exercising any of its rights under the Structure Contract shall not affect the right of the Pledgee to require the performance of the Structure Contract by the Pledgor and the target company at any time thereafter under the Structure Contract or the rights to which the Pledgee is entitled as a result of any subsequent breach of the Structure Contract by the Pledgor and the target company.

2. each party shall complete the approval and registration procedures for the extension of the Business Term no later than 3 months prior to the expiry of the Business Term in order for this Agreement to remain in force.

3. if this Agreement or any other structured contract has been fully discharged or terminated, the pledgee shall release the shares pledged under this Agreement upon the written request of the pledgors, and the pledgors and the target company shall record the release of the share pledge in the register of shareholders of the target company and register the release of the share pledge with the competent authority for industrial and commercial registration. The pledgors and the target company shall bear the expenses incurred as a result of the release of the pledged shares.

Article 6  Liability for breach of contract

1. The Parties agree and acknowledge that a material breach by either party (hereinafter referred to as the “Defaulting Party”) of any of the undertakings made under this Agreement, or a material failure or delay in performance of any of its obligations under this Agreement, shall constitute a default under this Agreement and the Defaulting Party shall be entitled to require the Defaulting Party to rectify the default within a reasonable time or to Take Remedial Measures. If the breaching party fails to correct or remedy the breach within a reasonable period of time or within 10 days after written notice to the breaching party and a request for correction, the complying party shall have the right, at its sole discretion, to.

(1) WFOE shall have the right to terminate this Agreement and seek damages from the defaulting party if the Pledgor or target company is the defaulting party.

(2) If WFOE is the Defaulting Party, the Compliant Party shall have the right to seek damages from the WFOE Party, but it shall in no event have any right to terminate or rescind this Agreement unless otherwise provided by law.

2. notwithstanding the foregoing, the parties agree and acknowledge that the Pledgors shall in no event have any right to terminate this Agreement for any reason whatsoever unless otherwise provided or agreed by law or this Agreement. The validity of this clause shall not be affected by the termination of this Agreement.

Article 7  Application of Law and Dispute Resolution

1. The conclusion, entry into force, interpretation and dispute settlement of this Agreement shall be governed by Chinese law.

2. All disputes under this Agreement shall first be settled by amicable negotiation between the parties. If the dispute is not settled through amicable negotiation within thirty (30) days after the dispute arises, either party shall have the right to submit the dispute to arbitration in Beijing by three arbitrators of the China International Economic and Trade Arbitration Commission (CIETAC) in accordance with the arbitration rules in effect at the time of the application. The initiating party and the respondent party shall each appoint one arbitrator, and the third arbitrator shall be appointed by CIETAC. If the initiating party or the respondent party has more than two arbitrators, the party shall appoint one arbitrator by written consensus. The arbitral award shall be final and binding on the parties to the arbitration. During the course of the arbitration, each party shall continue to perform all of its obligations under this Agreement, except for the matter or obligation under dispute submitted to arbitration.

3. if necessary, the arbitration institution shall have the authority, prior to making a final determination of the dispute between the parties, to grant WFOE appropriate legal remedies under its authority by first awarding the defaulting party immediate cessation of the default or by awarding the defaulting party to refrain from acts that would cause further damage to the Complying Party, including (1) awarding such remedies against the equity or assets of the target company; (2) (1) grant a remedial injunction (e.g., ordering the target company to maintain operations or forcibly transferring assets); and (2) award the target company to be dissolved or liquidated.

4. Subject to Chinese law, and subject to Chinese laws, regulations and valid arbitration rules, a court of competent jurisdiction (i.e., the courts of the PRC, the Hong Kong Special Administrative Region of the PRC, the Cayman Islands and the location of the parties’ principal assets) shall have the authority to rule on interim relief (e.g., preservation of property, preservation of evidence) to support the conduct of the arbitration prior to the constitution of the arbitral tribunal or in appropriate circumstances, in accordance with its powers. Or, on the basis of an interlocutory decision of the arbitral institution, to rule that the breaching party immediately ceases the breach or that the breaching party refrains from acts that would cause further damage to the complying party.

Article 8  Confidentiality

1. the Confidential Information (including, but not limited to, business information, customer information, financial information, contracts, etc.) of a party (the “Disclosing Party”) has been or may be disclosed from time to time to the other party (the “Recipient”) prior to the conclusion of this Agreement and during the term of this Agreement. . The Recipient must maintain the confidentiality of the Confidential Information and shall not use the Confidential Information for any purpose other than as expressly provided herein. The foregoing confidentiality provisions shall not apply to information (a) that the Recipient has evidence that it had lawful possession of such information prior to its disclosure to the Disclosing Party; (b) that such information is or will be in the public domain not as a result of the Recipient’s breach of this Agreement; (c) that the Recipient has obtained such information from a third party who is not under a duty of confidentiality with respect to such information; and (d) that any party, in accordance with applicable laws, regulations or regulatory requirements or disclosed to its employees, agents, legal counsel or financial advisors in connection with its normal operations (provided that the Recipient shall ensure that such persons comply with the relevant terms and conditions of this Agreement and shall assume any liability arising from any breach by such persons of the relevant terms and conditions of this Agreement).

2. The above confidentiality obligations are ongoing and shall not be terminated by the termination of this Agreement.

Article 9  Force Majeure and Change of Circumstances

1. “Force Majeure” means an event beyond what was foreseen, unavoidable, or insurmountable that renders a party to this Agreement partially or completely unable to perform under this Agreement. Such events include, but are not limited to, natural disasters, storms, tornadoes and other weather conditions, strikes, lockouts, work stoppages or other industrial problems, war, riots, conspiracies, acts of hostility, acts of terrorism or acts of violence by criminal organizations, blockades, serious diseases or epidemics, earthquakes or other tectonic shifts, floods and other natural disasters, bomb or other explosions, fires, accidents, acts of law or other acts of terrorism, and the like. changes in its application.

2. In the event of an event of force majeure, the obligations of a Party affected by force majeure under this Agreement shall automatically be suspended for the period of delay caused by the force majeure and its performance shall automatically be extended for the period of suspension, without penalty or liability to that Party. In the event of a Force Majeure, the Parties shall immediately consult to find a just solution and shall make every reasonable effort to minimize the effects of the Force Majeure.

3. in addition to, and not inconsistent with, the other provisions of the Contractual Arrangements (including this Agreement), if at any time, as a result of the enactment or change of any PRC law, rule or regulation, or as a result of a change in the interpretation or application of such law, rule or regulation, or as a result of a change in the relevant registration procedure, maintaining this agreement valid or disposing of the pledged shares in the manner agreed in this agreement is considered by the pledgee to be unlawful, the Pledgors shall promptly take any action and/or execute any agreement or other document as directed in writing by the Pledgee and as reasonably requested by the Pledgee in order to keep this Agreement and the Pledge hereunder in force, to facilitate the disposition of the Pledged Shares in the manner provided herein and to maintain or realize the security created or intended to be created by this Agreement.

Article 10  Others

1. After this Agreement has entered into force, it may not be modified by either party without the written consent of the parties. Any amendment, supplement to this Agreement must be in writing and, except for the assignment by the Pledgee of its rights under this Agreement pursuant to Article 10, Section 5, no amendment, supplement to this Agreement shall be effective until duly signed by the parties hereto. If any amendment or supplement to this Agreement is required by law to be licensed and/or registered or filed with any governmental agency, the parties shall obtain such license and/or complete such registration or filing in accordance with law.

2. the parties shall negotiate and revise this Agreement in accordance with any amendments proposed by the relevant regulatory authorities (including but not limited to The Stock Exchange of Hong Kong Limited and other national and local regulatory authorities).

3. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, talks and agreements between the parties with respect to such subject matter.

4. Failure or delay by a party to exercise a right under this Agreement shall not constitute a waiver of that right and shall not prevent that party from exercising that right again in the future if it has already exercised or partially exercised that right.

5. a party may not assign its rights or obligations under this Agreement, in whole or in part, to any third party during the term of this Agreement without the prior written consent of the other party, except that WFOE shall have the right to assign all or part of its rights and obligations under this Agreement. This Agreement shall be legally binding upon the parties hereto and such party’s lawful successors and assigns.

6. any notice or written communication (including, without limitation, written documents or notices under this Agreement) from a party to this Agreement to another party shall be promptly mailed or delivered to the appropriate party by letter (including courier), facsimile or e-mail. The date of receipt of the notice or communication shall be the third business day following the date of posting of the letter (including courier service) if served by letter, or the next business day following the date of dispatch if served by facsimile. If it is delivered by e-mail, it is the day on which the e-mail reaches the other party’s system. All notices and correspondence shall be sent according to the contact method shown in Annex II until one party notifies the other party in writing to change the contact method.

7. this Agreement is signed in Chinese. Twenty-one original copies, one copy for each party and the remaining copies to be retained by the target company, shall be of equal legal effect.

8. the following two attachments are attached to this Agreement and have the same legal effect as this Agreement.

(1) Annex I: Share structure and amount of secured claims of Beijing Kuko Music Co., Ltd..

(2) Annex II: Contact information for the parties to this Agreement.

(No text below this page, followed by a signature page)

Annex I

Share structure and amount of secured claims of Beijing Kuke Music Co., Ltd

No.	Name	Amount	Percentage	amount of secured claims
1.	Beijing Geligao Consulting Services Co., Ltd.	578,967	3.5709%	578,967
2.	Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership)	1,448,511	8.9341%	1,448,511
3.	TIAN LV	244,000	1.5049%	244,000
4.	JUN MA	552,479	3.4076%	552,479
5.	HE YU	5,762,723	35.5433%	5,762,723
6.	PEIXIAN TAN	98,548	0.6079%	98,548
7.	XINGPING ZUO	4,201,335	25.9129%	4,201,335
8.	RONGTAO JIANG	78,548	0.4845%	78,548
9.	JIANMING JIN	1,464,786	9.0345%	1,464,786
10.	LIWEI LIANG	78,548	0.4845%	78,548
11.	LIPING QIU	195,000	1.2027%	195,000
12.	WEI ZHAO	10,000	0.0617%	10,000
13.	HUA XING	687,515	4.2404%	687,515
14.	YUANXIN XIU	10,000	0.0617%	10,000
15.	HAOXUAN DIAO	162,804	1.0041%	162,804
16.	HANQING HUANG	282,511	1.7425%	282,511
17.	DINGFENG LIU	200,000	1.2336%	200,000
18.	ZHENG TU	157,000	0.9683%	157,000
Total		16,213,275	100%	16,213,275

Annex II

Contact information for the parties to this Agreement

No.	Name	Contact	Address	Telephone	Email
1	Kuke Future International Technology (Beijing) Co., Ltd.	DIAO HAOXUAN	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	010-65618079/ 010-65610392	diaohaoxuan@kuke.com
2	Beijing Geligao Consulting Services Co., Ltd.	DIAO HAOXUAN	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	010-65618079/ 010-65610392	diaohaoxuan@kuke.com
3	Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership)	QIU LIPING	C203-5A Yansha Center, No.50 Liangma Road, Chaoyang District, Beijing	18611142299	liping@mcmchina.com
4	LV TIAN	LV TIAN	A-8A Xingchengguoji, JIA 10, Jiuxianqiao Road, Chaoyang District, Beijing	13810607567	tlv@msquarepartners.com
5	MA JUN	MA JUN	No.9 Nongzhanguanan Road, Chaoyang District, Beijing	13901149703	majun@rd-invest.com
6	YU HE	YU HE	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	010-65618079/ 010-65610392	yuhe@kuke.com
7	TAN PEIXIAN	TAN PEIXIAN	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	13810689594	tanpeixian@kuke.com

No.	Name	Contact	Address	Telephone	Email
8	ZUO XINGPING	ZUO XINGPING	Zhengda Stock Investment, Shougang International Building, 60 Xizhimenbei Street. Haidian District, Beijing	13801107578	zuoxp@zendai.com
9	JIANG RONGTAO	JIANG RONGTAO	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	13801284655	jiangrongtao@kuke.com
10	JIN JIANMING	JIN JIANMING	698 Hualing Road, Shanghai	66340070/ 66340070-308
11	LIANG LIWEI	LIANG LIWEI	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	13911316546	liangliwei@kuke.com
12	QIU LIPING	QIU LIPING	C203-5A Yansha Center, No.50 Liangma Road, Chaoyang District, Beijing	18611142299	liping@mcmchina.com
13	ZHAO WEI	ZHAO WEI	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	13911565596	zhaowei@kuke.com
14	XING HUA	XING HUA	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	13911825391	xinghua@kuke.com

No.	Name	Contact	Address	Telephone	Email
15	XIU YUANXIN	XIU YUANXIN	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	18611472576	19918989@kuke.com
16	DIAO HAOXUAN	DIAO HAOXUAN	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	13601160757	diaohaoxuan@kuke.com
17	HUANG HANQING	HUANG HANQING	Unit B, 72nd Floor, Tower 2, Sorrento, 1 Austin West, Kowloon, Hong Kong	+852-67559639	hhuang@vision-gain.com
18	LIU DINGFENG	LIU DINGFENG	3-102, No.5 Tanghekou Street, Tanghekou Town, Huairou District, Beijing	13718112905	liuss001@126.com
19	TU ZHENG	TU ZHENG	2-2819 Ganghuihenglong, No.2 Hongqiao Road, Xuhui District, Shanghai	18688933599	tuz@qfcapital.com.cn

Equity Interest Pledge Agreement

This EQUITY INTEREST PLEDGE AGREEMENT (the “Agreement”) is executed in the Chaoyang District of Beijing, the People’s Republic of China, on the day of February 28, 2020, by the following parties.

Party A: Beijing Lecheng Future Culture Communications Co., Ltd. (“WFOE”)

Unified Social Credit Code: 91110105MA01P1Q96Y

Address: Room 402, 4/F, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

Party B:

1.  Ningbo Huaqiang Ruizhe Investment Partnership (Limited Partnership)

Unified Social Credit Code: 91330206MA281W0HXN

Address: G2130, A-401, Building 1, No.88, Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang Province

2. Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership)

Unified Social Credit Code: 91320509MA1X8HL53Q

Address: 2F, Building 3, Taihu New City Technopark, No.18 Suzhou River Road, Wujiang District, Suzhou Province

3. Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership)

Unified Social Credit Code: 91320509MA1X8HL53Q

Address: 464 East Government Road, Huanghuadian Town, Wuqing District, Tianjin

4. Long YU

ID: 310104196407011635

Address: 5-1273 Huaihai Middle Road, Xuhui District, Shanghai

5. He YU

ID: 110108197306035737

Address: 2-301, Building 236, Huixinli, Chaoyang District, Beijing

6. Zheng TU

ID: 330501197803270015

Address: Room 401, Building 51, East Baiyutan District, Longquan, Wuxing District, Huzhou City, Zhejiang Province

Party B 1 through 18 above are collectively referred to as the “Pledgors”.

Party C: Beijing Music Festival Culture Communications Co., Ltd. (“the target company”)

Unified Social Credit Code: 91110105754181557D

Address: Room 401, 4/F, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

The foregoing Parties A, B and C shall be referred to in this Agreement individually as “Party” and collectively as the “Parties”.

WHEREAS:

1. The pledgors are registered shareholders of the target company, the pledgors hold in aggregate 100 per cent of the shares of the target company and the shareholding structure of the target company is shown in Annex I.

2. WFOE and the target company have simultaneously executed the Exclusive Consulting Service Agreement as of the date of this Agreement.

3. The parties hereto have simultaneously executed the Powers of Attorney and the Exclusive Option Agreement as of the date hereof (this Agreement, the Exclusive Consulting Service Agreement, the Powers of Attorney and the Exclusive Option Agreement are collectively referred to as the “Contractual Arrangements”).

4. The Pledgors agreed to pledge to WFOE a total of 100 per cent of the shares of the target company held by it to secure full performance of its contractual obligations (as defined in Article 1, Section 1); WFOE agreed to accept the pledge of shares of the target company provided by the Pledgors as security.

Accordingly, the parties agreed as follows.

Article 1  Pledges

1. The Pledgors agree to pledge to WFOE, in accordance with the terms and conditions of this Agreement, a total of 100% of the shares of the target company held by it (hereinafter referred to as the “Pledged Shares”) to secure the full performance of its contractual obligations. The term “Contractual Obligations” under this Agreement refers to all obligations and liabilities of the Pledgors and the target company under the Contractual Arrangements and the representations, undertakings and warranties made under the Contractual Arrangements.

2. The Pledged Shares are secured to the extent of (i) the full amount of the service fees due to WFOE under the Contractual Arrangements and interest thereon; (ii) the performance by the Pledgor of its other obligations under the Contractual Arrangements; and (iii) the performance by the Pledgor and/or the target company of all other liabilities, monetary obligations or other payment obligations owed by the Pledgor to the Pledgee arising out of or in connection with the Contractual Arrangements, including. (i) to (iii) above, collectively referred to as the “Secured Obligations”), but not limited to liquidated damages (if any), compensation, and expenses for the realization of the Pledged Shares (including but not limited to attorneys’ fees, arbitration fees, appraisal and auction of the Pledged Shares, etc.).

3. the Pledgors and the target company agree to record the Pledged Shares pledged under this Agreement in the Register of Shareholders of the target company and to transfer the original Register of Shareholders and the original Certificate of Contribution of the target company’s Shares to WFOE for safekeeping; in addition, the target company will not maintain any other Register of Shareholders.

4. the Pledgors and the target company shall complete the business registration as soon as possible after the signing of this Agreement, and if the pledge of shares cannot be registered within the time specified in this clause due to the PRC law, the parties shall use their best efforts to take all necessary means to complete the registration of the pledge of shares under this Agreement with the administration authorities for industry and commerce as soon as possible, and use their best efforts to maintain the registration of the pledge of shares continuously effective. The pledge of shares under this Agreement shall be created from the time the pledge is registered by the administration for industry and commerce.

5. During the validity of this Agreement, the pledgee shall not be liable for any reduction in the value of the pledged shares unless such reduction occurs due to the intentional or gross negligence of the pledgee, nor shall the pledgor be entitled to any form of recourse or claim against the pledgee.

Article 2  Exercise of the pledge

1. in the event of breach or non-performance of any contractual obligation, WFOE shall have the right to dispose of all or part of the pledged shares held by the target shareholders of such breach or non-performance in accordance with the law, and shall be entitled to priority payment of the secured obligation out of the price received from the disposal of the pledged shares.

2. the WFOE shall give notice to the pledgors of the aforementioned breach or non-performance of the contractual obligations upon the exercise of the pledge rights. Subject to the provisions of Article 3, Section 2, WFOE may exercise the right to dispose of the Pledge at the same time as or at any time after giving notice in accordance with Article 3, Section 2.

3. the target company and the aforementioned pledgors in breach or non-performance of contractual obligations shall not hinder WFOE from exercising the pledge pursuant to the agreement in the preceding paragraph and shall actively provide all necessary assistance to WFOE for the successful exercise of the pledge.

4. if the price obtained from the disposal of the pledged shares according to Article 2, Section 1 is not sufficient to pay the entire secured obligation, the pledgor in breach or non-performance of contractual obligations shall still be obliged to make up the difference in proportion to his shareholding in the target company; if the said price remains after the payment of the entire secured obligation as set out in Article 1, Section 2, it shall be returned to each of the pledgors in proportion to their shareholding in the target company.

Article 3  Proceeds and disposition of pledged shares

1. the parties agree that during the term of the Pledge, WFOE shall be entitled to receive all proceeds, if any, arising from the Pledged Shares, including but not limited to dividends, bonus and other proceeds arising from the Pledged Shares, and that the Pledgors shall pay such part of such amount into a bank account designated by WFOE in an appropriate manner that does not violate laws and regulations.

2. the parties agree that in the event of any Event of Default, then the Pledgee shall be entitled to exercise all of its rights and powers for remedies for breach of contract under the laws of the PRC, the Contractual Arrangements and the terms of this Agreement, including (but not limited to) auctioning or selling the Pledged Shares held by such defaulting Pledgor for priority payment, after giving the defaulting Pledgors written notice. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

3. the Pledgee shall have the right to designate in writing its attorney or other agent to exercise any or all of its rights and powers as aforesaid, to which the Pledgors shall not object.

4. the sums received by the Pledgee for the exercise of his rights and powers shall be disposed of in the following order: (1) payment of all expenses incurred in connection with the disposition of the Pledged Shares and the exercise by the Pledgee of his rights and powers (including payment of the honorarium of his attorneys and agents); (2) payment of taxes and fees due in connection with the disposition of the Pledged Shares; and (3) repayment to the Pledgee of the debt secured by the Pledgor.

5. if there is any balance after deduction of the above amounts, the pledgee shall return it to the pledgee in proportion to the pledgor’s proportionate shareholding in the target company or, in the event of default by some of the pledgors and the pledgee exercises the pledge only in respect of the pledged shares held by such defaulting pledgor, to such defaulting pledgor or other person entitled thereto under the relevant laws and regulations or to a notary public in the place where the pledgee is located (Any costs incurred shall be borne entirely by the pledgee).

6. the pledgee shall have the right to choose to exercise any remedy for breach of contract at the same time or successively, and the pledgee shall not be required to exercise any other remedy for breach of contract before exercising the right to auction or sell the pledged shares under this Agreement.

Article 4  Representations, warranties and undertakings

1. The Pledgors individually and jointly represent, warrant and undertake to WFOE that

(1) It has the authority to enter into this Agreement and to perform its obligations under this Agreement; it has granted its authorized representative the authority to sign this Agreement and the terms of this Agreement are legally binding on it from the effective date of this Agreement.

(2) The Pledged Shares are legally pledged and transferable, and the Pledgors are the legal holders of the Pledged Shares and are also registered shareholders of the target company and have the right to pledge the Pledged Shares to WFOE; there will be no legal or de facto impediment to WFOE exercising its pledge rights in the future.

(3) The target company is a limited liability company duly established and validly existing under the laws of the PRC. The registered capital of the Target Company is RMB19.5 million and RMB10.0 million of the registered capital of the Target Company has been paid, leaving RMB9.5 million outstanding.

(4) Its execution, filing and performance of this Agreement; (i) will not conflict with, or violate the provisions of, (A) the respective business licenses, bylaws, permits, approvals from governmental authorities approving its formation, agreements relating to its formation or any other programmatic documents of the Pledgors, (B) any other laws and regulations to which it is bound, (C) any contract or other documents to which the Pledgor is jointly or severally party or by which it is bound or to which its assets are bound, (ii) other than the pledge of shares of the target company as agreed to herein, will not result in the creation of any encumbrance or other encumbrance of rights over the assets of the Pledgors or entitle any third party to place any encumbrance or encumbrance of rights over its assets, (iii) will not result in a Pledgor, jointly or severally, is a party to, or is bound by or whose assets are bound by, the termination or modification of the terms of any contract or other document to which it is a party or which gives rise to the right of any other third party to terminate or modify the terms of such document; and (iv) will not result in the suspension, revocation, impairment, forfeiture or failure to renew upon expiration of any approval, license, registration, etc., of any governmental authority applicable to it.

(5) Except as otherwise provided in the Contractual Arrangements, the Pledged Shares shall not be encumbered by any mortgage, pledge or other form of security, priority, legal encumbrance, property preservation measures, seizure, escrow, leasehold, option or other form of right (collectively, the “Encumbrances”) as of the date hereof and the Pledge hereunder shall constitute a first-order security interest in the Pledged Shares.

(6) Except with the prior written consent of WFOE, (i) the Pledged Shares may not be transferred or in any other way disposed of by the Pledgors; and all proposed transfers of the Pledged Shares by the Pledgors are void. The price received by the Pledgors from the transfer of the Pledged Shares shall be used in the first instance for the early settlement of the Secured Obligations to the Pledgee or for the withdrawal of the Pledgee from a third person agreed with the Pledgee. (ii) The Pledgors shall not create or permit the creation of any new pledge or any other security interest over the Pledged Shares and any pledge or any other security interest created in respect of the Pledged Shares, in whole or in part, without the prior written consent of the Pledgee shall be null and void. Except for the right of first refusal of the Pledgee under the Exclusive Option Agreement to purchase all the shares of the target company, no security interest or interest of a third party and any other restrictions will be created on the shares of the target company without the consent of the Pledgee.

(7) There are no pending or, to the Pledgor’s knowledge, threatened actions, proceedings or demands in any court or arbitral tribunal against the Pledgor, or its property, or the Pledged Shares, nor are there any pending or, to the Pledgor’s knowledge, threatened actions, proceedings or demands in any governmental agency or administrative body that would materially or adversely affect the Pledgor’s financial condition or its ability to perform its obligations and security obligations under this Agreement.

(8) WFOE shall not, without its prior written consent, do anything that causes or is likely to cause a reduction in the value of the Pledged Shares or jeopardize the validity of the Pledge under this Agreement. In the event of any appreciable diminution in the value of the Pledged Shares sufficient to jeopardize the rights of the Pledgee by reason of the Pledgors (individually or in whole), such Pledgor shall immediately notify WFOE and, upon the Pledgee’s reasonable request, provide other property satisfactory to the Pledgee as security and take such action as may be necessary to resolve such event or mitigate its adverse effects. In the event of such impairment, the Pledgee may at any time act on behalf of the Pledgors in the auction or sale of the Pledged Shares and agree with the Pledgors to apply the proceeds of the auction or sale to the early settlement of the Secured Debt or to withdraw the Pledgor’s shares from the Notary Public in the Pledgor’s locality (any expenses incurred thereby shall be borne entirely by the Pledgors). In addition, at the request of the pledgee, the pledgor shall provide other property as security. The Pledgors further warrants that, during the term of this Agreement, the operation of the target company complies in all material respects with the laws of the PRC and maintains the continued validity of the various business licenses and qualifications of the target company.

(9) Comply with and enforce the provisions of all laws and regulations relating to the Pledge of Rights, and upon receipt of any notice, order or recommendation issued or made by the relevant competent authority in respect of the Pledge, produce such notice, order or recommendation to WFOE within five days, and at the same time comply with such notice, order or recommendation, or make such objections and representations in respect of such matters as may be reasonably requested by or with the consent of WFOE.

(10) A pledgor may only transfer shares in the target company held by other pledgors or contribute to the additional registered capital of the target company with the prior written consent of the pledgee, and the shares transferred by the pledgor or the additional registered capital contributed to the target company are also pledged shares. After the transfer of shares by the pledgor or the completion of the capital increase to the target company, the pledgor and the target company shall be responsible for recording the pledge of the changed shares in the register of shareholders of the target company and registering the pledge of shares with the relevant industrial and commercial registration authorities.

(11) Notify WFOE in a timely manner of any event or notice received that may cause WFOE’s rights to the Shares or any part thereof to be affected, as well as any event or notice received that may affect the Pledgor’s change in any of the warranties, obligations, or any of the events created by this Agreement, and take all necessary measures to secure the Pledgee’s interest in the Pledged Shares as the Pledgee may reasonably request.

(12) If WFOE requires legal documents such as relevant certificates, permits and authorizations to dispose of the Pledged Shares in accordance with this Agreement, it shall unconditionally provide or ensure access to such documents and provide all facilities; the Pledgor guarantees that once the Pledged Shares are transferred to WFOE or its designated beneficiaries, the Pledgor and/or the target company will unconditionally perform all formalities required by law to enable WFOE or its designated beneficiaries to legally and validly acquire the shares of the target company, including but not limited to the issuance of relevant supporting documents, signing of share transfer agreements and other relevant documents.

(13) The Pledgors undertake to WFOE that it will observe and perform all warranties, promises, agreements, representations and conditions for the benefit of WFOE. In the event that the Pledgors fail to perform or does not fully perform its warranties, undertakings, agreements, representations and conditions, these Pledgors shall indemnify WFOE against all losses sustained by WFOE as a result thereof, in proportion to its shareholding in the target company.

(14) The Pledgor warrants to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all proper arrangements and execute all necessary documents to ensure that in the event of (i) a merger, demerger, dissolution, liquidation, cancellation and or (ii) a change in its controlling shareholder or general partner or beneficial owner, and (iii) a change in its controlling shareholder or general partner or beneficial owner, the Protagonist shall not be liable to pay any compensation to WFOE. ) In the event of other circumstances that may affect the exercise of its shares, its successors, liquidation group, creditors and other persons who may acquire shares or related rights as a result cannot affect or hinder the performance of this Agreement. Each Pledgor warrants to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all proper arrangements and execute all documents required to ensure the effective continuation of such Pledgor.

(15) In the event of a change in the controlling shareholder (or general partner) or effective controller of a particular Pledgor, such Pledgor shall obtain the prior consent of WFOE, but WFOE shall not withhold such consent if the proposed new controlling shareholder (or general partner) or beneficial owner consents in writing and undertakes to cause such Pledgor to continue to perform under this Agreement.

(16) In the event of a merger, demerger, dissolution, liquidation, petition for bankruptcy or cancellation of a particular Pledgor, such Pledgor shall obtain the prior consent of WFOE, but WFOE shall not withhold its consent if such Pledgor’s successor consents in writing and undertakes to continue to perform under this Agreement.

(17) In the event of the death, divorce, bankruptcy, liquidation or other circumstances which may affect the exercise of a pledgor’s direct or indirect interest in shares in the target company, the performance of this Agreement shall not be prejudiced or hindered by the death, divorce, bankruptcy, liquidation or other circumstances which may affect the exercise of a pledgee’s direct or indirect interest in shares in the target company, by his spouse, heirs, liquidators or any other person/entity who has acquired a direct or indirect interest in shares or related interests as a result of such events.

2. the WFOE warrants that it will exercise the exclusive right to purchase under the Exclusive Right to Purchase Agreement as soon as possible on the date on which the PRC law allows foreign investors to directly or indirectly hold shares to operate the Kookie Music business, in order to enable the WFOE to directly operate the Kookie Music business or to directly hold shares in Kookie Music and to terminate the Contractual Arrangements.

Article 5  Entry into force and duration, lifting

1. this Agreement shall enter into force and remain in force and irrevocable as of the date of its execution by the parties and completion of the Contractual Arrangements and shall continue until all Contractual Arrangements other than this Agreement have been terminated or the secured contractual obligations, liabilities (including those arising from the breach of the Contractual Arrangements by the Pledgors and/or the target company) have been fully performed and the Secured Obligations have been fully discharged, or the Pledgor has been fully discharged in accordance with the Exclusive the completion of the exercise of the Share Purchase Right, the acquisition of all the shares of the target company (i.e. all the shares of the target company are shown to be registered in the name of WFOE and/or its nominated persons (including but not limited to WFOE and/or its directors, successors and liquidators) in the Commercial Register) or the completion of the exercise of the Asset Purchase Right in accordance with the Exclusive Option Agreement, the acquisition of the target company of all of its assets, the Pledgor and the target company shall take all actions to ensure the continued validity of the registration of the pledge of shares during this period. Any indulgence by the Pledgee for any default by the Pledgor or any delay by the Pledgee in exercising any of its rights under the Structure Contract shall not affect the right of the Pledgee to require the performance of the Structure Contract by the Pledgor and the target company at any time thereafter under the Structure Contract or the rights to which the Pledgee is entitled as a result of any subsequent breach of the Structure Contract by the Pledgor and the target company.

2. each party shall complete the approval and registration procedures for the extension of the Business Term no later than 3 months prior to the expiry of the Business Term in order for this Agreement to remain in force.

3. if this Agreement or any other structured contract has been fully discharged or terminated, the pledgee shall release the shares pledged under this Agreement upon the written request of the pledgors, and the pledgors and the target company shall record the release of the share pledge in the register of shareholders of the target company and register the release of the share pledge with the competent authority for industrial and commercial registration. The pledgors and the target company shall bear the expenses incurred as a result of the release of the pledged shares.

Article 6  Liability for breach of contract

1. The Parties agree and acknowledge that a material breach by either party (hereinafter referred to as the “Defaulting Party”) of any of the undertakings made under this Agreement, or a material failure or delay in performance of any of its obligations under this Agreement, shall constitute a default under this Agreement and the Defaulting Party shall be entitled to require the Defaulting Party to rectify the default within a reasonable time or to Take Remedial Measures. If the breaching party fails to correct or remedy the breach within a reasonable period of time or within 10 days after written notice to the breaching party and a request for correction, the complying party shall have the right, at its sole discretion, to.

(1) WFOE shall have the right to terminate this Agreement and seek damages from the defaulting party if the Pledgor or target company is the defaulting party.

(2) If WFOE is the Defaulting Party, the Compliant Party shall have the right to seek damages from the WFOE Party, but it shall in no event have any right to terminate or rescind this Agreement unless otherwise provided by law.

2. notwithstanding the foregoing, the parties agree and acknowledge that the Pledgors shall in no event have any right to terminate this Agreement for any reason whatsoever unless otherwise provided or agreed by law or this Agreement. The validity of this clause shall not be affected by the termination of this Agreement.

Article 7  Application of Law and Dispute Resolution

1. The conclusion, entry into force, interpretation and dispute settlement of this Agreement shall be governed by Chinese law.

2. All disputes under this Agreement shall first be settled by amicable negotiation between the parties. If the dispute is not settled through amicable negotiation within thirty (30) days after the dispute arises, either party shall have the right to submit the dispute to arbitration in Beijing by three arbitrators of the China International Economic and Trade Arbitration Commission (CIETAC) in accordance with the arbitration rules in effect at the time of the application. The initiating party and the respondent party shall each appoint one arbitrator, and the third arbitrator shall be appointed by CIETAC. If the initiating party or the respondent party has more than two arbitrators, the party shall appoint one arbitrator by written consensus. The arbitral award shall be final and binding on the parties to the arbitration. During the course of the arbitration, each party shall continue to perform all of its obligations under this Agreement, except for the matter or obligation under dispute submitted to arbitration.

3. if necessary, the arbitration institution shall have the authority, prior to making a final determination of the dispute between the parties, to grant WFOE appropriate legal remedies under its authority by first awarding the defaulting party immediate cessation of the default or by awarding the defaulting party to refrain from acts that would cause further damage to the Complying Party, including (1) awarding such remedies against the equity or assets of the target company; (2) (1) grant a remedial injunction (e.g., ordering the target company to maintain operations or forcibly transferring assets); and (2) award the target company to be dissolved or liquidated.

4. Subject to Chinese law, and subject to Chinese laws, regulations and valid arbitration rules, a court of competent jurisdiction (i.e., the courts of the PRC, the Hong Kong Special Administrative Region of the PRC, the Cayman Islands and the location of the parties’ principal assets) shall have the authority to rule on interim relief (e.g., preservation of property, preservation of evidence) to support the conduct of the arbitration prior to the constitution of the arbitral tribunal or in appropriate circumstances, in accordance with its powers. Or, on the basis of an interlocutory decision of the arbitral institution, to rule that the breaching party immediately ceases the breach or that the breaching party refrains from acts that would cause further damage to the complying party.

Article 8  Confidentiality

1. the Confidential Information (including, but not limited to, business information, customer information, financial information, contracts, etc.) of a party (the “Disclosing Party”) has been or may be disclosed from time to time to the other party (the “Recipient”) prior to the conclusion of this Agreement and during the term of this Agreement. . The Recipient must maintain the confidentiality of the Confidential Information and shall not use the Confidential Information for any purpose other than as expressly provided herein. The foregoing confidentiality provisions shall not apply to information (a) that the Recipient has evidence that it had lawful possession of such information prior to its disclosure to the Disclosing Party; (b) that such information is or will be in the public domain not as a result of the Recipient’s breach of this Agreement; (c) that the Recipient has obtained such information from a third party who is not under a duty of confidentiality with respect to such information; and (d) that any party, in accordance with applicable laws, regulations or regulatory requirements or disclosed to its employees, agents, legal counsel or financial advisors in connection with its normal operations (provided that the Recipient shall ensure that such persons comply with the relevant terms and conditions of this Agreement and shall assume any liability arising from any breach by such persons of the relevant terms and conditions of this Agreement).

2. The above confidentiality obligations are ongoing and shall not be terminated by the termination of this Agreement.

Article 9  Force Majeure and Change of Circumstances

1. “Force Majeure” means an event beyond what was foreseen, unavoidable, or insurmountable that renders a party to this Agreement partially or completely unable to perform under this Agreement. Such events include, but are not limited to, natural disasters, storms, tornadoes and other weather conditions, strikes, lockouts, work stoppages or other industrial problems, war, riots, conspiracies, acts of hostility, acts of terrorism or acts of violence by criminal organizations, blockades, serious diseases or epidemics, earthquakes or other tectonic shifts, floods and other natural disasters, bomb or other explosions, fires, accidents, acts of law or other acts of terrorism, and the like. changes in its application.

2. In the event of an event of force majeure, the obligations of a Party affected by force majeure under this Agreement shall automatically be suspended for the period of delay caused by the force majeure and its performance shall automatically be extended for the period of suspension, without penalty or liability to that Party. In the event of a Force Majeure, the Parties shall immediately consult to find a just solution and shall make every reasonable effort to minimize the effects of the Force Majeure.

3. in addition to, and not inconsistent with, the other provisions of the Contractual Arrangements (including this Agreement), if at any time, as a result of the enactment or change of any PRC law, rule or regulation, or as a result of a change in the interpretation or application of such law, rule or regulation, or as a result of a change in the relevant registration procedure, maintaining this agreement valid or disposing of the pledged shares in the manner agreed in this agreement is considered by the pledgee to be unlawful, the Pledgors shall promptly take any action and/or execute any agreement or other document as directed in writing by the Pledgee and as reasonably requested by the Pledgee in order to keep this Agreement and the Pledge hereunder in force, to facilitate the disposition of the Pledged Shares in the manner provided herein and to maintain or realize the security created or intended to be created by this Agreement.

Article 10  Others

1. After this Agreement has entered into force, it may not be modified by either party without the written consent of the parties. Any amendment, supplement to this Agreement must be in writing and, except for the assignment by the Pledgee of its rights under this Agreement pursuant to Article 10, Section 5, no amendment, supplement to this Agreement shall be effective until duly signed by the parties hereto. If any amendment or supplement to this Agreement is required by law to be licensed and/or registered or filed with any governmental agency, the parties shall obtain such license and/or complete such registration or filing in accordance with law.

2. the parties shall negotiate and revise this Agreement in accordance with any amendments proposed by the relevant regulatory authorities (including but not limited to The Stock Exchange of Hong Kong Limited and other national and local regulatory authorities).

3. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, talks and agreements between the parties with respect to such subject matter.

4. Failure or delay by a party to exercise a right under this Agreement shall not constitute a waiver of that right and shall not prevent that party from exercising that right again in the future if it has already exercised or partially exercised that right.

5. a party may not assign its rights or obligations under this Agreement, in whole or in part, to any third party during the term of this Agreement without the prior written consent of the other party, except that WFOE shall have the right to assign all or part of its rights and obligations under this Agreement. This Agreement shall be legally binding upon the parties hereto and such party’s lawful successors and assigns.

6. any notice or written communication (including, without limitation, written documents or notices under this Agreement) from a party to this Agreement to another party shall be promptly mailed or delivered to the appropriate party by letter (including courier) or e-mail. The date of receipt of the notice or communication shall be the third business day following the date of posting of the letter (including courier service) if served by letter. If it is delivered by e-mail, it is the day on which the e-mail reaches the other party’s system. All notices and correspondence shall be sent according to the contact method shown in Annex II until one party notifies the other party in writing to change the contact method.

7. this Agreement is signed in Chinese. Nine original copies, one copy for each party and the remaining copies to be retained by the target company, shall be of equal legal effect.

8. the following two attachments are attached to this Agreement and have the same legal effect as this Agreement.

(1) Annex I: Share structure and amount of secured claims of Beijing Music Festival Culture Communications Co., Ltd.

(2) Annex II: Contact information for the parties to this Agreement.

(No text below this page, followed by a signature page)

Annex I

Share structure and amount of secured claims of Beijing Music Festival Culture Communications Co., Ltd.

No.	Name	Percentage	amount of secured claims
1.	Ningbo Huaqiang Ruizhe Investment Partnership (Limited Partnership)	15.3846%	299.91
2.	Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership)	6.1538%	119.925
3.	Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership)	15.3846%	299.91
4.	Long YU	38.4616%	749.97
5.	He YU	23.0769%	450.06
6.	Zheng TU	1.5385%	30.03
	Total	100%	1,950

Annex II

Contact information for the parties to this Agreement

No.	Name	Contact	Address	Telephone	Email
1	Beijing Lecheng Future Culture Communications Co., Ltd.	Le JI	Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing	010-65670392	jiyue@bmfbj.com
2	Ningbo Huaqiang Ruizhe Investment Partnership (Limited Partnership)	Yu CHEN	Zhongxin Building, 1469 West Nanjing Road, Jing’an District, Shanghai	13916055108	chenyu@huaqiangcapital.com chenywk@163.com
3	Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership)	Zheng TU	1237-3 Middle Fuxing Road, Xuhui District, Shanghai	18688933599	zhengtu@borchidcap.com
4	Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership)	Peixian TAN	Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing	010-65670392	tanpeixian@kuke.com
5	Long YU	Long YU	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	010-65670392	longyu@bmf.org.cn
6	He YU	He YU	Building 96, No. 4 Sanjianfang Nanli, Chaoyang District, Beijing	010-65610392	yuhe@kuke.com
7	Zheng TU	Zheng TU	2-2819 Ganghuihenglong, No.2 Hongqiao Road, Xuhui District, Shanghai	18688933599	tuz@qfcapital.com.cn

No.	Name	Contact	Address	Telephone	Email
8	Beijing Music Festival Culture Communications Co., Ltd.	Le JI	Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing	010-65670392	jiyue@bmfbj.com